Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Nine Months Ended

September 30, 2023

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President & Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR THIRD QUARTER 2023

Same-Center NOI Increase and Occupancy Gains Lead Strong Results in Third Quarter

CHATTANOOGA, Tenn. (November 9, 2023) – CBL Properties (NYSE: CBL) announced results for the third quarter ended September 30, 2023. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders	$0.41	$(0.47)	$(0.19)	$(3.26)
Funds from Operations ("FFO")	$1.93	$1.55	$4.79	$3.78
FFO, as adjusted (1)	$1.60	$1.85	$4.72	$5.77
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release.

KEY TAKEAWAYS:

•
As of November 2, 2023, the limited guaranty provided by the Operating Partnership on the Secured Term Loan had been eliminated and the loan became fully non-recourse. With the elimination of the guaranty, CBL's borrowings are almost fully comprised of non-recourse loans.
•
Same-center NOI increased 0.4% during the third quarter 2023 as compared with the prior-year quarter. For the nine months ended September 30, 2023, same-center NOI declined 1.7%.
•
FFO, as adjusted, per share was $1.60 for the third quarter 2023, and $4.72 for the nine-months ended September 30, 2023, in-line with expectations. FFO, as adjusted, per share was $1.85 for the third quarter 2022 and $5.77 for the nine-months ended September 30, 2022.
•
CBL now anticipates achieving full-year results near the mid-point of its 2023 FFO, as adjusted, per share, guidance range of $6.00 - $6.47 and 2023 same-center NOI guidance to the range of $423 million - $440 million.
•
Portfolio occupancy increased 30 basis points to 90.8% as of September 30, 2023, compared with portfolio occupancy of 90.5% as of September 30, 2022. Same-center occupancy for malls, lifestyle centers and outlet centers was 89.7% as of September 30, 2023, a 60-basis-point increase from 89.1% as of September 30, 2022.
•
Over 969,000 square feet of leases were executed in the third quarter, including comparable leases of approximately 691,000 square feet signed at 4.0% lower average rents versus the prior leases driven by a 6.5% decline in renewal lease spreads. The decline in renewal lease spreads was primarily the result of the execution of several portfolio-wide lease deals with underperforming tenants.
•
As anticipated, same-center tenant sales per square foot for the third quarter 2023 declined 4.8%. Same-center tenant sales per square foot for the 12-months ended September 30, 2023, declined 4.5% to $420, compared with $440 for the prior period.
•
As of September 30, 2023, the Company had $292.8 million of unrestricted cash and marketable securities.
•
CBL's Board of Directors declared a regular cash dividend for the fourth quarter 2023 of $0.375 per share, representing an annualized dividend of $1.50 per share.

“CBL posted solid results in the third quarter highlighted by same-center NOI growth of 40 basis points," said Stephen D. Lebovitz, CBL's chief executive officer. "The increase was primarily the result of contributions from occupancy improvements as well as expense savings. Operating expense is benefiting from a new lower third-party contract rate, as well as the timing of certain maintenance and repair items, several of which should impact the fourth quarter. As a result of the year-to-date performance and our expectations for the remainder of the year, we anticipate achieving full-year results near the mid-point of the FFO, as adjusted and same-center NOI guidance ranges.

"We maintained a high volume of leasing in the third quarter and new lease spreads were well into positive territory, increasing more than 25%. While renewal spreads were negative for the quarter, this was driven by a subset of portfolio renewal packages with certain underperforming tenants. The combination of rising occupancy and strong leasing demand positions us to more readily replace underperforming tenants going forward.

"Despite the challenging capital markets, we were pleased to close a new 10-year non-recourse loan secured by The Outlet Shoppes at Atlanta. This loan generated approximately $10 million in net new proceeds for our joint venture. With this loan closing and the exercise of available options for extendable loans, we have fully addressed all 2023 loan maturities successfully extending our debt maturity schedule. With the elimination of the limited corporate guaranty on our term loan on November 2nd, we also have made significant progress de-risking our balance sheet. During the third quarter, we began a disciplined execution of our stock repurchase program, taking advantage of the discount to our view of the value of CBL's stock. As we approach the end of 2023 and look forward to 2024, we are focused on achieving further operational improvements, generating greater free cash flow and maintaining a disciplined approach to capital allocation."

Same-center Net Operating Income (“NOI”)(1):

	Three Months Ended September 30,
	2023	2022
Total Revenues	$159,404	$162,577
Total Expenses	$(52,955)	$(56,504)
Total portfolio same-center NOI	$106,449	$106,073
Total same-center NOI percentage change	0.4%

Estimate for uncollectable revenues (recovery)	$2,293	$(301)

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the third quarter 2023 increased $0.4 million. Major variances impacting the quarter included a $2.6 million unfavorable variance in the estimate for uncollectable revenues and a $0.3 million decline in percentage rents. Operating expenses declined $3.6 million driven by $1.8 million lower maintenance and repair and $1.7 million lower property operating expense. The declines were primarily due to lower third-party contract expense and the timing of certain maintenance projects.

	Nine Months Ended September 30,
	2023	2022
Total Revenues	$482,953	$488,244
Total Expenses	$(163,908)	$(163,769)
Total portfolio same-center NOI	$319,046	$324,475
Total same-center NOI percentage change	(1.7)%

Estimate for uncollectable revenues (recovery)	$3,147	$(3,719)

Same-center NOI for nine months ended September 30, 2023, declined by $5.4 million or 1.7% from the prior-year period. The decline was driven by a $6.9 million unfavorable variance in the estimate for uncollectable revenues and a $3.1 million decline in percentage rents. Operating expenses were generally flat.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of September 30,
	2023	2022
Total portfolio	90.8%	90.5%
Malls, Lifestyle Centers and Outlet Centers:
Total malls	89.2%	88.7%
Total lifestyle centers	92.6%	90.6%
Total outlet centers	90.3%	90.9%
Total same-center malls, lifestyle centers and outlet centers	89.7%	89.1%
All Other:
Total open-air centers	95.0%	94.7%
Total other	82.5%	93.0%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended September 30,	Nine Months Ended September 30,
	2023	2023
All Property Types	(4.0)%	1.2%
Stabilized Malls, Lifestyle Centers and Outlet Centers	(4.6)%	(0.0)%
New leases	26.9%	25.6%
Renewal leases	(6.5)%	(1.9)%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended September 30,
	2023	2022	% Change
Mall, Lifestyle Center and Outlet Center same-center sales per square foot	$420	$440	(4.5)%

DIVIDEND

On November 8, 2023, CBL’s Board of Directors declared a regular quarterly cash dividend for the three months ended December 31, 2023, of $0.375 per share. The dividend, which equates to an annual dividend payment of $1.50 per share, is payable on December 29, 2023, to shareholders of record as of December 12, 2023.

FINANCING ACTIVITY

Year-to-date, CBL has completed more than $575.0 million in financing activity, successfully addressing all 2023 final loan maturities. Additionally, as of November 2, 2023, the limited guaranty provided by the Operating Partnership on the Secured Term Loan was eliminated and the loan became fully non-recourse.

In October, CBL along with its 50% joint venture partner, Horizon Group Properties, closed a new $79.3 million loan ($39.7 million at CBL’s 50% share) secured by The Outlet Shoppes of Atlanta, the premier outlet shopping destination located in Woodstock, GA. The new non-recourse ten-year loan bears a fixed interest-only rate of 7.85% and replaces two loans with an aggregate balance of $69.5 million (at 100%) that were set to mature in November 2023.

In October, CBL and it's 35% joint venture partner closed on the extension and modification of the loan secured by The Outlet Shoppes at Laredo in Laredo, TX. The loan was modified to reduce the principal balance to $33.98 million and add an additional one-year extension option through June 2025. The interest rate of SOFR plus 325 basis points remained the same.

In October, CBL exercised its option to extend the $17.6 million recourse loan secured by the Brookfield Square Anchor Redevelopment to December 2024. In connection with the extension, CBL made the optional election to reduce the outstanding principal balance by $2.0 million.

In November, CBL and the lender of the loan secured by Volusia Mall in Daytona Beach, FL, closed on the modification and extension of the loan. The loan was modified to apply escrow balances to reduce the principal balance by $1.7 million to $36.7 million and extend the maturity date two years to May 2026.

CBL is cooperating with the foreclosure or conveyance of WestGate Mall in Spartanburg, SC, ($28.7 million) and Alamance Crossing East in Burlington, NC, ($41.1 million). In September, WestGate Mall was placed into receivership and deconsolidated.

STOCK REPURCHASE PROGRAM ACTIVITY

On August 10, 2023, CBL announced that its Board of Directors authorized a stock repurchase program for the Company to buy up to $25.0 million of its common stock. Purchases may be made through the program by August 10, 2024. Year-to-date, CBL had repurchased 51,966 shares at an average price of $21.30 per share under the program.

DISPOSITIONS

During the third quarter 2023, CBL completed the sale of two land parcels generating $3.6 million in gross proceeds at CBL's share. Year-to-date through the second quarter end, CBL has grossed more than $8.9 million from dispositions.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q3 2023, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

OUTLOOK AND GUIDANCE

Based on third quarter 2023 results and Management's expectations for the remainder of 2023, CBL is providing the following guidance for FFO, as adjusted, and same-center NOI for full-year 2023. Guidance excludes the impact of any unannounced transactions.

Reconciliation of GAAP Earnings Per Share to 2023 FFO, as Adjusted, Per Share:

	Low	High
2023 FFO, as adjusted	$193 million	$208 million
2023 FFO, as adjusted, per share	$6.00	$6.47
Weighted Average Common Shares Outstanding	32.1 million	32.1 million
2023 Same-Center NOI ("SC NOI")	$423 million	$440 million
2023 Change in Same-Center NOI	(4.5)%	(0.7)%

	Low	High
Expected diluted earnings per common share	(0.79)	(0.33)
Depreciation and amortization	6.43	6.43
Dividends allocable to unvested restricted stock	0.03	0.03
Noncontrolling interest in earnings of Operating Partnership	(0.02)	(0.01)
Debt discount accretion, net of noncontrolling interests' share	1.93	1.93
Adjustment for unconsolidated affiliates with negative investment	(0.04)	(0.04)
Adjustment for litigation settlement	(0.07)	(0.07)
Non-cash default interest expense	0.03	0.03
Gain on deconsolidation	(1.50)	(1.50)
Expected FFO, as adjusted, per diluted, fully converted common share	$6.00	$6.47

2023 Estimate of Capital Items:

	Low	High
2023 Estimated maintenance capital/tenant allowances	$40 million	$45 million
2023 Estimated development/redevelopment expenditures	$15 million	$18 million
2023 Estimated principal amortization (including est. term loan ECF)	$75 million	$85 million
Total Estimate	$130 million	$148 million

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 94 properties totaling 58.5 million square feet across 22 states, including 56 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUES:
Rental revenues	$124,783	$131,642	$379,949	$398,806
Management, development and leasing fees	1,840	1,783	6,096	5,338
Other	2,728	2,855	9,532	9,256
Total revenues	129,351	136,280	395,577	413,400
EXPENSES:
Property operating	(22,621)	(24,390)	(68,742)	(69,046)
Depreciation and amortization	(45,118)	(61,050)	(148,129)	(194,469)
Real estate taxes	(13,794)	(13,880)	(43,063)	(42,569)
Maintenance and repairs	(8,487)	(10,272)	(30,002)	(31,068)
General and administrative	(14,398)	(14,625)	(49,783)	(51,149)
Loss on impairment	—	—	—	(252)
Litigation settlement	2,060	36	2,178	182
Other	—	—	(198)	(834)
Total expenses	(102,358)	(124,181)	(337,739)	(389,205)
OTHER INCOME (EXPENSES):
Interest and other income	3,628	152	9,260	1,216
Interest expense	(42,891)	(37,652)	(130,588)	(183,428)
Gain on deconsolidation	19,728	—	47,879	36,250
Loss on available-for-sale securities	—	(39)	—	(39)
Gain on sales of real estate assets	3,414	3,528	4,896	3,547
Reorganization items, net	—	1,220	—	262
Income tax provision	(1,263)	(2,422)	(1,381)	(2,751)
Equity in earnings of unconsolidated affiliates	3,266	5,702	2,822	16,308
Total other expenses	(14,118)	(29,511)	(67,112)	(128,635)
Net income (loss)	12,875	(17,412)	(9,274)	(104,440)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	6	(25)	6	34
Other consolidated subsidiaries	381	3,143	4,001	8,002
Net income (loss) attributable to the Company	13,262	(14,294)	(5,267)	(96,404)
Earnings allocable to unvested restricted stock	(305)	(216)	(837)	(426)
Net income (loss) attributable to common shareholders	$12,957	$(14,510)	$(6,104)	$(96,830)
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$0.41	$(0.47)	$(0.19)	$(3.26)
Diluted earnings per share	0.41	(0.47)	(0.19)	(3.26)
Weighted-average basic shares	31,305	30,973	31,307	29,725
Weighted-average diluted shares	31,305	30,973	31,307	29,725

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders	$12,957	$(14,510)	$(6,104)	$(96,830)
Noncontrolling interest in loss of Operating Partnership	(6)	25	(6)	(34)
Earnings allocable to unvested restricted stock	305	216	837	426
Depreciation and amortization expense of:
Consolidated properties	45,118	61,050	148,129	194,469
Unconsolidated affiliates	4,192	3,665	13,263	21,004
Non-real estate assets	(221)	(123)	(673)	(524)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(562)	(829)	(1,935)	(2,666)
Loss on impairment, net of taxes	—	—	—	186
Gain on depreciable property	—	—	—	(629)
FFO allocable to Operating Partnership common unitholders	61,783	49,494	153,511	115,402
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	14,689	25,425	47,879	153,924
Adjustment for unconsolidated affiliates with negative investment (2)	(3,659)	(13,116)	(1,180)	(36,123)
Senior secured notes fair value adjustment (3)	—	—	—	(395)
Litigation settlement (4)	(2,060)	(36)	(2,178)	(182)
Non-cash default interest expense (5)	191	(1,585)	972	(19,805)
Gain on deconsolidation (6)	(19,728)	—	(47,879)	(36,250)
Loss on available-for-sale securities	—	39	—	39
Reorganization items, net (7)	—	(1,220)	—	(262)
FFO allocable to Operating Partnership common unitholders, as adjusted	$51,216	$59,001	$151,125	$176,348
FFO per diluted share	$1.93	$1.55	$4.79	$3.78
FFO, as adjusted, per diluted share	$1.60	$1.85	$4.72	$5.77
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	32,054	31,831	32,018	30,568
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents the fair value adjustment recorded on the senior secured notes as interest expense.
(4)
Represents a credit to litigation settlement expense, in each of the three- and nine-month periods ended September 30, 2023 and 2022, related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(5)
The three and nine months ended September 30, 2023 includes default interest on loans past their maturity dates. The three and nine months ended September 30, 2022 includes the reversal of default interest expense when waivers or forbearance agreements were obtained.
(6)
For the three and nine months ended September 30, 2023, the Company deconsolidated WestGate Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the nine months ended September 30, 2023, the Company deconsolidated Alamance Crossing East due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the nine months ended September 30, 2022, the Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.
(7)
Represents costs incurred subsequent to the Company filing the chapter 11 cases associated with the Company's reorganization efforts, which consists of professional fees, legal fees and U.S. Trustee fees.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Diluted EPS attributable to common shareholders	$0.41	$(0.47)	$(0.19)	$(3.26)
Add amounts per share included in FFO:
Unvested restricted stock	0.02	0.02	0.02	0.09
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.50	2.00	4.96	6.96
Loss on impairment, net of taxes	—	—	—	0.01
Gain on depreciable property	—	—	—	(0.02)
FFO per diluted share	$1.93	$1.55	$4.79	$3.78

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$127	$1,572	$2,081	$4,020

Straight-line rental income adjustment	$2,053	$2,058	$5,408	$9,400

Gain on outparcel sales, net of taxes and noncontrolling interests' share	$3,073	$3,561	$5,378	$3,580

Net amortization of acquired above- and below-market leases	$(4,665)	$(5,438)	$(15,110)	$(16,487)

Income tax provision	$(1,263)	$(2,422)	$(1,381)	$(2,751)

Abandoned projects expense	$—	$—	$(17)	$(834)

Interest capitalized	$125	$156	$342	$531

Estimate of uncollectable revenues	$(2,692)	$(368)	$(4,194)	$3,850

			As of September 30,
			2023	2022
Straight-line rent receivable			$21,205	$12,343

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$12,875	$(17,412)	$(9,274)	$(104,440)
Adjustments:
Depreciation and amortization	45,118	61,050	148,129	194,469
Depreciation and amortization from unconsolidated affiliates	4,192	3,665	13,263	21,004
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(562)	(829)	(1,935)	(2,666)
Interest expense	42,891	37,652	130,588	183,428
Interest expense from unconsolidated affiliates	18,058	25,297	54,114	65,454
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,106)	(2,688)	(5,067)	(7,783)
Abandoned projects expense	—	—	17	834
Gain on sales of real estate assets, net of taxes and noncontrolling interests' share	(3,073)	(3,528)	(4,610)	(3,547)
Gain on sales of real estate assets of unconsolidated affiliates	—	(33)	(768)	(662)
Adjustment for unconsolidated affiliates with negative investment	(3,659)	(13,116)	(1,180)	(36,123)
Gain on deconsolidation	(19,728)	—	(47,879)	(36,250)
Loss on available-for-sale securities	—	39	—	39
Loss on impairment, net of taxes	—	—	—	186
Litigation settlement	(2,060)	(36)	(2,178)	(182)
Reorganization items, net	—	(1,220)	—	(262)
Income tax provision	1,263	2,422	1,381	2,751
Lease termination fees	(127)	(1,572)	(2,081)	(4,020)
Straight-line rent and above- and below-market lease amortization	2,612	3,380	9,702	7,087
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	381	3,143	4,001	8,002
General and administrative expenses	14,398	14,625	49,783	51,149
Management fees and non-property level revenues	(4,709)	(683)	(14,727)	(1,732)
Operating Partnership's share of property NOI	106,764	110,156	321,279	336,736
Non-comparable NOI	(315)	(4,083)	(2,233)	(12,261)
Total same-center NOI (1)	$106,449	$106,073	$319,046	$324,475
Total same-center NOI percentage change	0.4%		(1.7)%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2023, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2023. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Malls	$72,878	$73,562	$218,575	$227,255
Outlet centers	5,125	4,956	15,539	14,486
Lifestyle centers	8,913	8,415	26,586	25,685
Open-air centers	14,034	13,534	41,596	39,793
Outparcels and other	5,499	5,606	16,750	17,256
Total same-center NOI (1)	$106,449	$106,073	$319,046	$324,475
Percentage Change:
Malls	(0.9)%		(3.8)%
Outlet centers	3.4%		7.3%
Lifestyle centers	5.9%		3.5%
Open-air centers	3.7%		4.5%
Outparcels and other	(1.9)%		(2.9)%
Total same-center NOI (1)	0.4%		(1.7)%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2023, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ended September 30, 2023. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of September 30, 2023
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt	$925,963	$1,036,975	$1,962,938	$(14,264)	$(48,201)	$1,900,473
Noncontrolling interests' share of consolidated debt	(25,122)	(13,072)	(38,194)	274	4,192	(33,728)
Company's share of unconsolidated affiliates' debt	618,477	62,256	680,733	(3,185)	—	677,548
Other debt (2)	69,783	—	69,783	—	—	69,783
Company's share of consolidated, unconsolidated and other debt	$1,589,101	$1,086,159	$2,675,260	$(17,175)	$(44,009)	$2,614,076
Weighted-average interest rate	5.18%	8.40%	6.49%

	As of September 30, 2022
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt	$1,049,307	$1,074,839	$2,124,146	$(16,621)	$(90,821)	$2,016,704
Noncontrolling interests' share of consolidated debt	(32,594)	(13,493)	(46,087)	85	13,548	(32,454)
Company's share of unconsolidated affiliates' debt	624,670	73,356	698,026	(2,294)	—	695,732
Other debt (2)	61,647	—	61,647	—	—	61,647
Company's share of consolidated, unconsolidated and other debt	$1,703,030	$1,134,702	$2,837,732	$(18,830)	$(77,273)	$2,741,629
Weighted-average interest rate	4.85%	5.53%	5.12%
(1)
In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing debt discounts upon emergence from bankruptcy. The debt discounts are accreted over the term of the respective debt using the effective interest method.
(2)
Represents the outstanding loan balance for properties that were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	September 30,	December 31,
	2023	2022
ASSETS
Real estate assets:
Land	$585,476	$596,715
Buildings and improvements	1,208,266	1,198,597
	1,793,742	1,795,312
Accumulated depreciation	(205,547)	(136,901)
	1,588,195	1,658,411
Developments in progress	6,555	5,576
Net investment in real estate assets	1,594,750	1,663,987
Cash and cash equivalents	34,509	44,718
Restricted cash	85,167	97,231
Available-for-sale securities - at fair value (amortized cost of $258,507 and $293,476 as of September 30, 2023 and December 31, 2022, respectively)	258,254	292,422
Receivables:
Tenant	36,927	40,620
Other	3,786	3,876
Investments in unconsolidated affiliates	73,434	77,295
In-place leases, net	175,579	247,497
Above market leases, net	130,047	171,265
Intangible lease assets and other assets	43,898	39,332
	$2,436,351	$2,678,243
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$1,900,473	$2,000,186
Below market leases, net	86,167	110,616
Accounts payable and accrued liabilities	120,741	200,312
Total liabilities	2,107,381	2,311,114
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 32,014,631 and 31,780,075 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively (in each case, excluding 34 treasury shares)	32	32
Additional paid-in capital	717,559	710,497
Accumulated other comprehensive income (loss)	957	(1,054)
Accumulated deficit	(380,258)	(338,934)
Total shareholders' equity	338,290	370,541
Noncontrolling interests	(9,320)	(3,412)
Total equity	328,970	367,129
	$2,436,351	$2,678,243

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	September 30, 2023	December 31, 2022
ASSETS:
Investment in real estate assets	$1,999,133	$1,971,348
Accumulated depreciation	(872,045)	(829,574)
	1,127,088	1,141,774
Developments in progress	18,552	10,914
Net investment in real estate assets	1,145,640	1,152,688
Other assets	201,415	170,756
Total assets	$1,347,055	$1,323,444
LIABILITIES:
Mortgage and other indebtedness, net	$1,366,133	$1,333,152
Other liabilities	52,457	33,419
Total liabilities	1,418,590	1,366,571
OWNERS' EQUITY (DEFICIT):
The Company	12,202	3,123
Other investors	(83,737)	(46,250)
Total owners' deficit	(71,535)	(43,127)
Total liabilities and owners’ deficit	$1,347,055	$1,323,444

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total revenues	$62,354	$64,656	$185,830	$193,944
Depreciation and amortization	(17,181)	(19,133)	(51,433)	(55,739)
Operating expenses	(20,904)	(22,279)	(59,695)	(66,212)
Interest and other income	504	335	1,651	1,000
Interest expense	(17,611)	(16,594)	(50,455)	(36,239)
Gain on extinguishment of debt	—	41,331	—	41,331
Gain on sales of real estate assets	—	—	1,537	3,293
Net income	$7,162	$48,316	$27,435	$81,378

	Company's Share for the Period		Company's Share for the Period
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total revenues	$32,142	$32,323	$98,225	$96,973
Depreciation and amortization	(10,581)	(13,318)	(34,149)	(41,912)
Operating expenses	(10,605)	(11,039)	(31,100)	(31,659)
Interest and other income	320	231	1,126	693
Interest expense	(18,058)	(25,297)	(54,114)	(65,454)
Negative investment adjustment	10,048	22,769	22,066	57,031
Loss on impairment	—	—	—	(26)
Gain on sales of real estate assets	—	33	768	662
Net income	$3,266	$5,702	$2,822	$16,308

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, reorganization items, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$12,875	$(17,412)	$(9,274)	$(104,440)
Depreciation and amortization	45,118	61,050	148,129	194,469
Depreciation and amortization from unconsolidated affiliates	4,192	3,665	13,263	21,004
Interest expense	42,891	37,652	130,588	183,428
Interest expense from unconsolidated affiliates	18,058	25,297	54,114	65,454
Income taxes	1,304	2,290	1,485	2,892
Loss on impairment	—	—	—	252
Gain on depreciable property from unconsolidated affiliates	—	—	—	(629)
Gain on deconsolidation	(19,728)	—	(47,879)	(36,250)
EBITDAre (1)	104,710	112,542	290,426	326,180
Loss on available-for-sale securities	—	39	—	39
Reorganization items, net	—	(1,220)	—	(262)
Litigation settlement	(2,060)	(36)	(2,178)	(182)
Abandoned projects expense	—	—	17	834
Adjustment for unconsolidated affiliates with negative investment	(3,659)	(13,116)	(1,180)	(36,123)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	381	3,143	4,001	8,002
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(562)	(829)	(1,935)	(2,666)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,106)	(2,688)	(5,067)	(7,783)
Company's share of Adjusted EBITDAre	$97,704	$97,835	$284,084	$288,039
(1)
Includes $3,073 and $3,561 for the three months ended September 30, 2023 and 2022, respectively, related to sales of non-depreciable real estate assets. Includes $5,369 and $3,580 for the nine months ended September 30, 2023 and 2022, respectively, related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022

Interest Expense:
Interest expense	$42,891		$37,652		$130,588		$183,428
Interest expense from unconsolidated affiliates	18,058		25,297		54,114		65,454
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(14,689)		(25,425)		(47,879)		(153,924)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(619)		(813)		(1,811)		(2,230)
Company's share of interest expense	$45,641		$36,711		$135,012		$92,728
Ratio of Adjusted EBITDAre to Interest Expense	2.1	x	2.7	x	2.1	x	3.1	x

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Company's share of Adjusted EBITDAre	$97,704	$97,835	$284,084	$288,039
Interest expense	(42,891)	(37,652)	(130,588)	(183,428)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,106	2,688	5,067	7,783
Reorganization items, net	—	1,220	—	262
Income taxes	(1,304)	(2,290)	(1,485)	(2,892)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	4,479	10,746	19,809	109,669
Net amortization of intangible lease assets and liabilities	5,042	5,455	15,757	16,533
Depreciation and interest expense from unconsolidated affiliates	(22,250)	(28,962)	(67,377)	(86,458)
Gain on depreciable property from unconsolidated affiliates	—	—	—	629
Adjustment for unconsolidated affiliates with negative investment	3,659	13,116	1,180	36,123
Litigation settlement	2,060	36	2,178	182
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	562	829	1,935	2,666
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(381)	(3,143)	(4,001)	(8,002)
Gain on outparcel sales	(3,414)	(3,528)	(4,896)	(3,547)
Gain on insurance proceeds	46	(2)	(3)	(805)
Equity in earnings of unconsolidated affiliates	(3,266)	(5,702)	(2,822)	(16,308)
Distributions of earnings from unconsolidated affiliates	3,183	5,602	9,733	18,185
Share-based compensation expense	3,245	2,855	9,704	8,416
Change in estimate of uncollectable revenues	2,419	(944)	3,870	(3,643)
Change in deferred tax assets	(809)	358	(1,648)	(976)
Changes in operating assets and liabilities	729	7,214	(6,342)	(28,608)
Cash flows provided by operating activities	$49,919	$65,731	$134,155	$153,820

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Components of Consolidated Rental Revenues

The Company believes the following summary is useful to users of its consolidated financial statements because it provides more detail regarding the components of rental revenues in the consolidated financial statements and trends in these components for the periods shown.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Minimum rents	$95,807	$98,039	$284,737	$293,367
Percentage rents	3,071	3,404	9,518	12,497
Other rents	1,755	1,742	5,205	5,700
Tenant reimbursements	26,741	27,911	84,012	83,780
Estimate of uncollectable amounts	(2,591)	546	(3,523)	3,462
Total rental revenues	$124,783	$131,642	$379,949	$398,806

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness (Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of September 30, 2023		Balance
								Fixed	Variable
Operating Properties:
Brookfield Square Anchor Redevelopment (1)	Brookfield, WI		Dec-23	Dec-24	8.23%	$17,565		$—	$17,565
Volusia Mall (2)	Daytona Beach, FL		May-24		4.56%	38,880		38,880	—
Fayette Mall (3)	Lexington, KY		May-24	May-26	4.25%	121,402		121,402	—
The Outlet Shoppes at Laredo (4)	Laredo, TX		Jun-24		8.58%	37,350		—	37,350
Cross Creek Mall	Fayetteville, NC		Jun-25		8.19%	93,582		93,582	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	20,729		20,729	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-26		5.85%	59,166		59,166	—
Northwoods Mall	North Charleston, SC		Apr-26		5.08%	54,666		54,666	—
Arbor Place	Atlanta (Douglasville), GA		May-26		5.10%	94,274		94,274	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	92,246		92,246	—
Jefferson Mall	Louisville, KY		Jun-26		4.75%	54,141		54,141	—
Southpark Mall	Colonial Heights, VA		Jun-26		4.85%	52,462		52,462	—
Open-air centers and outparcels loan (5)			Jun-27	Jun-29	8.19%	358,830		179,415	179,415
Hamilton Place open-air centers loan			Jun-32		5.85%	65,000		65,000	—
Total Loans On Operating Properties						1,160,293		925,963	234,330
Weighted-average interest rate						6.34%		5.62%	9.20%

Corporate Debt:
Secured term loan (6)			Nov-25	Nov-26/Nov-27	8.19%	802,645		—	802,645

Total Consolidated Debt						$1,962,938	(7)	$925,963	$1,036,975
Weighted-average interest rate						7.10%		5.62%	8.42%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
The Outlet Shoppes at Atlanta (8)	Woodstock, GA		Nov-23		4.90%	$32,597		$32,597	$—
The Outlet Shoppes at Atlanta - Phase II (8)	Woodstock, GA		Nov-23		7.83%	4,337		—	4,337
Coastal Grand Mall	Myrtle Beach, SC		Aug-24		4.09%	48,879		48,879	—
Coastal Grand Mall Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,359		2,359	—
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	3,388		3,388	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		7.88%	8,130		—	8,130
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	41,322		41,322	—
West County Center	Des Peres, MO		Dec-24	Dec-26	3.40%	76,764		76,764	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	8.08%	17,874		—	17,874
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	8.08%	5,648		—	5,648
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	8.08%	23,874		—	23,874
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	5,749		5,749	—
York Town Center	York, PA		Mar-25		4.75%	15,000		15,000	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	129,238		129,238	—
Northgate Mall Developments	Chattanooga, TN		Nov-25		8.25%	2,393		—	2,393
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	38,043		38,043	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	70,512		70,512	—
Friendly Center	Greensboro, NC		May-28		6.44%	73,610		73,610	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	34,543		34,543	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	26,842		26,842	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	19,631		19,631	—
	SUBTOTAL					680,733	(7)	618,477	62,256

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of September 30, 2023		Balance
								Fixed	Variable

Plus Other Debt:
Alamance Crossing (9)	Burlington, NC		Jul-21		5.83%	41,122		41,122	—
WestGate Mall (9)	Spartanburg, SC		Jul-22		4.99%	28,661		28,661	—
						69,783		69,783	—
Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo	Laredo, TX	35%	Jun-24		8.58%	(13,072)		—	(13,072)
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(10,364)		(10,364)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,225)		(9,225)	—
Hamilton Place open-air centers loan		8% - 10%	Jun-32		5.85%	(5,533)		(5,533)	—
						(38,194)	(7)	(25,122)	(13,072)

Company's Share Of Consolidated, Unconsolidated and Other Debt (10)						$2,675,260	(7)	$1,589,101	$1,086,159
Weighted-average interest rate						6.49%		5.18%	8.40%

Total Debt of Unconsolidated Affiliates:
The Outlet Shoppes at Atlanta (8)	Woodstock, GA		Nov-23		4.90%	$65,194		$65,194	$—
The Outlet Shoppes at Atlanta - Phase II (8)	Woodstock, GA		Nov-23		7.83%	4,337		—	4,337
Coastal Grand Mall	Myrtle Beach, SC		Aug-24		4.09%	97,757		97,757	—
Coastal Grand Mall Outparcel	Myrtle Beach, SC		Aug-24		4.09%	4,717		4,717	—
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	6,775		6,775	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		7.88%	16,260		—	16,260
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	63,573		63,573	—
West County Center	Des Peres, MO		Dec-24	Dec-26	3.40%	153,528		153,528	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	8.08%	35,748		—	35,748
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	8.08%	11,295		—	11,295
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	8.08%	47,748		—	47,748
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	5,749		5,749	—
York Town Center	York, PA		Mar-25		4.75%	30,000		30,000	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	258,476		258,476	—
Northgate Mall Developments	Chattanooga, TN		Nov-25		8.25%	4,787		—	4,787
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	58,528		58,528	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	141,023		141,023	—
Friendly Center	Greensboro, NC		May-28		6.44%	147,220		147,220	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	69,085		69,085	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	41,296		41,296	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	39,262		39,262	—
						$1,302,358		$1,182,183	$120,175
Weighted-average interest rate						4.83%		4.51%	8.05%
(1)
Subsequent to September 30, 2023, the Company exercised the one-year extension option.
(2)
Subsequent to September 30, 2023, the Company closed on a modification and extension of the loan. Escrow balances will be applied to pay down the principal balance by $1,682 and the loan will be extended to May 2026.
(3)
The loan has two one-year extension options for a fully extended maturity date of May 1, 2026.
(4)
Subsequent to September 30, 2023, the Company and its joint venture partner closed an extension and modification of the loan. The new principal balance is $33,980 with the interest rate remaining unchanged. An additional one year extension option has been added for a fully extended maturity date of June 2025.
(5)
The interest rate is a fixed 6.95% for half of the outstanding loan balance, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%.
(6)
Subsequent to September 30, 2023, the Company's limited guaranty has been eliminated and the loan is fully non-recourse.
(7)
See page 11 for debt discounts and unamortized deferred financing costs.
(8)
Subsequent to September 30, 2023, the joint venture entered into a new $79,330, ten-year, non-recourse loan secured by the property. The new loan bears a fixed interest rate of 7.85%. Proceeds from the new loan were utilized to retire the previous loan.
(9)
The loan is in default and the property was placed into receivership. The Company anticipates returning the property to the lender.
(10)
As of September 30, 2023, CBL owns interests in 10 assets (8 malls and 2 outlet centers) with a pro rata share debt balance of $594,232 which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements. Of this amount, $559,590 of pro rata debt relates to malls and $34,642 relates to outlet centers. These loans are non-recourse to CBL. The restricted cash can only be used to pay the respective property’s real estate and insurance costs, debt service, operating expenses, and fund escrow accounts for capital expenditures and tenant allowances. Additionally, CBL receives management fees from the property cash flows. For the nine months ended September 30, 2023, CBL’s pro rata share of NOI was $319,046, of which NOI from cash trapped properties made up $47,325, with $44,880 relating to malls and $2,445 relating to outlet centers. For the year ended December 31, 2022, CBL’s pro rata share of NOI was $443,359, of which NOI from cash trapped properties made up $67,647, with $63,993 relating to malls and $3,654 relating to outlet centers.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.54%	5.83%
2022	—	—	28,661	—	28,661	1.07%	4.99%
2023	—	36,934	—	—	36,934	1.38%	5.24%
2024	93,795	104,078	—	(13,072)	184,801	6.91%	5.36%
2025	114,311	152,380	—	(10,364)	256,327	9.58%	5.61%
2026	528,357	162,203	—	(9,225)	681,335	25.47%	4.81%
2027	802,645	—	—	—	802,645	30.00%	8.19%
2028	—	178,665	—	—	178,665	6.68%	5.55%
2029	358,830	26,842	—	—	385,672	14.42%	7.92%
2032	65,000	19,631	—	(5,533)	79,098	2.96%	5.74%
Face Amount of Debt	$1,962,938	$680,733	$69,783	$(38,194)	$2,675,260	100.00%	6.49%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.54%	5.83%
2022	—	—	28,661	—	28,661	1.07%	4.99%
2023	17,565	36,934	—	—	54,499	2.04%	6.21%
2024	197,632	180,842	—	(13,072)	365,402	13.66%	4.44%
2025	916,956	199,776	—	(10,364)	1,106,368	41.36%	7.59%
2026	406,955	38,043	—	(9,225)	435,773	16.29%	4.86%
2027	358,830	—	—	—	358,830	13.41%	8.19%
2028	—	178,665	—	—	178,665	6.68%	5.55%
2029	—	26,842	—	—	26,842	1.00%	4.35%
2032	65,000	19,631	—	(5,533)	79,098	2.96%	5.74%
Face Amount of Debt	$1,962,938	$680,733	$69,783	$(38,194)	$2,675,260	100.00%	6.49%
(1)
During the nine months ended September 30, 2023, the Company deconsolidated Alamance Crossing East and WestGate Mall due to a loss of control when the respective property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by Property Type and by categories based on the debt supported. The Property Types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price stores as well as a selection of brand name discount or off-price stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for Properties owned as of September 30, 2023, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to September 30, 2023, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley Mall	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$378	$404	92.0%	90.4%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$388	$421	92.2%	92.0%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	97.1%	98.7%

Other		N/A	N/A	90.8%	100.0%

Total Term Loan Assets (HoldCo I)		$380	$407	92.4%	91.3%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
Valley View Mall	Roanoke, VA
York Galleria	York, PA
Total Malls		$320	$355	82.3%	79.7%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
The Promenade	D'Iberville, MS
		N/A	N/A	100.0%	98.7%

Outparcels and Other		N/A	N/A	76.8%	73.5%

Total Consolidated Unencumbered		$320	$355	84.3%	81.7%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
JOINT VENTURE ASSETS
Malls:
Coastal Grand Mall	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$551	$553	90.5%	90.8%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$501	$502	94.5%	93.3%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$594	$583	92.6%	90.1%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	91.7%	95.7%

Total Joint Venture Assets		$540	$540	91.9%	93.0%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
Total Malls		$427	$459	94.0%	93.2%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$277	$258	81.6%	74.6%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	100.0%	73.7%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	96.5%	94.7%

Outparcels		N/A	N/A	96.1%	92.1%

Total Consolidated Encumbered Assets		$404	$426	93.6%	91.5%

Total Same-Center Portfolio		$420	$440	90.8%	89.8%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
WestGate Mall	Spartanburg, SC
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Nine Months Ended September 30, 2023 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$80,521	$(5,843)	$(1,193)	$73,485	$-	$-	$-	$73,485
Lifestyle Centers	16,195	(1,965)	-	14,230	-	-	-	14,230
Open-Air Centers	2,523	(36)	-	2,487	-	-	-	2,487
Other	643	-	-	643	-	-	-	643
Term Loan Debt Service	-	-	-	-	(47,720)	-	(26,807)	(74,527)
Total Term Loan Assets (HoldCo I)	99,882	(7,844)	(1,193)	90,845	(47,720)	-	(26,807)	16,318

CONSOLIDATED UNENCUMBERED
Malls	39,377	(4,698)	-	34,679	-	-	-	34,679
Open-Air Centers	6,143	(297)	-	5,846	-	-	-	5,846
Outparcels	226	(14)	-	212	-	-	-	212
Other	1,476	(1,117)	-	359	-	-	-	359
Total Consolidated Unencumbered	47,222	(6,126)	-	41,096	-	-	-	41,096

JOINT VENTURE ASSETS
Malls	30,688	(3,148)	-	27,540	(10,522)	-	(8,432)	8,586
Outlet Centers	13,115	(958)	-	12,157	(4,209)	-	(2,233)	5,715
Lifestyle Centers	8,948	(1,194)	-	7,754	(3,120)	-	(690)	3,944
Open-Air Centers	14,245	(820)	(1,670)	11,755	(9,393)	-	(4,834)	(2,472)
Other	461	(16)	-	445	(462)	-	(135)	(152)
Total Joint Venture Assets	67,457	(6,136)	(1,670)	59,651	(27,706)	-	(16,324)	15,621

CONSOLIDATED ENCUMBERED ASSETS
Malls	67,989	(6,398)	-	61,591	(43,687)	16,521	(26,922)	7,503
Outlet Centers	2,424	(224)	-	2,200	(6,267)	4,311	(708)	(464)
Lifestyle Centers	1,443	-	-	1,443	(1,187)	-	-	256
Open-Air Centers	18,685	(1,770)	(127)	16,788	(12,206)	-	-	4,582
Outparcels	13,944	(289)	(2,686)	10,969	(12,359)	-	-	(1,390)
Total Consolidated Encumbered Assets	104,485	(8,681)	(2,813)	92,991	(75,706)	20,832	(27,630)	10,487

Total Same-Center	$319,046	$(28,787)	$(5,676)	$284,583	$(151,132)	$20,832	$(70,761)	$83,522
(1)
Non-cash interest expense consists of the accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Nine Months Ended September 30, 2022 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$83,124	$(7,340)	$-	$75,784	$-	$-	$-	$75,784
Lifestyle Centers	15,298	(1,632)	-	13,666	-	-	-	13,666
Open-Air Centers	3,024	(75)	-	2,949	-	-	-	2,949
Other	840	(16)	-	824				824
Term Loan Debt Service	-	-	-	-	(27,060)	-	(42,268)	(69,328)
Total Term Loan Assets (HoldCo I)	102,286	(9,063)	-	93,223	(27,060)	-	(42,268)	23,895

CONSOLIDATED UNENCUMBERED
Malls	46,668	(4,805)	(1,891)	39,972	-	-	-	39,972
Open-Air Centers	5,563	(266)	-	5,297	-	-	-	5,297
Outparcels	437	-	-	437	-	-	-	437
Other	1,688	(265)	-	1,423	(426)	135	(342)	790
Total Consolidated Unencumbered	54,356	(5,336)	(1,891)	47,129	(426)	135	(342)	46,496

JOINT VENTURE ASSETS
Malls	29,478	(1,758)	-	27,720	(8,757)	(1,827)	(3,787)	13,349
Outlet Centers	11,792	(526)	-	11,266	(1,102)	(3,259)	(2,545)	4,360
Lifestyle Centers	9,009	(342)	-	8,667	(1,912)	-	(876)	5,879
Open-Air Centers	13,862	(972)	(972)	11,918	(2,466)	(2,525)	(5,109)	1,818
Other	506	-	-	506	(207)	-	(90)	209
Total Joint Venture Assets	64,647	(3,598)	(972)	60,077	(14,444)	(7,611)	(12,407)	25,615

CONSOLIDATED ENCUMBERED ASSETS
Malls	67,985	(3,979)	-	64,006	(92,868)	66,192	(34,444)	2,886
Outlet Centers	2,694	(245)	-	2,449	(9,609)	8,147	(883)	104
Lifestyle Centers	1,378	-	-	1,378	(417)	-	-	961
Open-Air Centers	17,344	(534)	(416)	16,394	(4,807)	-	(80)	11,507
Outparcels	13,785	(149)	(2,380)	11,256	(4,262)	-	-	6,994
Total Consolidated Encumbered Assets	103,186	(4,907)	(2,796)	95,483	(111,963)	74,339	(35,407)	22,452

Secured Note Debt Service	-	-	-	-	(17,721)	788	-	(16,933)

Total Same-Center	$324,475	$(22,904)	$(5,659)	$295,912	$(171,614)	$67,651	$(90,424)	$101,525
(1)
Non-cash interest expense consists of default interest and the accretion of debt discounts. The $788 of non-cash interest expense related to the Secured Notes Debt Service represents accrued interest settled in shares of common stock issued by the Company upon conversion of the exchangeable notes.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	September 30, 2023	December 31, 2022
ASSETS
Real estate assets:
Land	$174,157	$174,157
Buildings and improvements	407,434	401,453
	581,591	575,610
Accumulated depreciation	(76,939)	(51,134)
	504,652	524,476
Developments in progress	1,112	880
Net investment in real estate assets	505,764	525,356
Cash	22,535	39,105
Receivables:
Tenant	14,645	15,797
Other	5,220	4,638
In-place leases, net	60,414	85,840
Above market leases, net	42,129	55,810
Other assets	7,371	5,211
	$658,078	$731,757
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$802,013	$828,521
Below market leases, net	26,483	36,553
Accounts payable and accrued liabilities	39,021	43,061
Total liabilities	867,517	908,135
Owner's deficit	(209,439)	(176,378)
	$658,078	$731,757

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Rental revenues	$49,520	$49,624	$148,625	$149,616
Other	823	1,013	3,315	3,396
Total revenues	50,343	50,637	151,940	153,012
Expenses:
Property operating	(8,195)	(8,397)	(25,413)	(24,182)
Depreciation and amortization	(17,462)	(22,538)	(56,648)	(71,281)
Real estate taxes	(4,537)	(4,878)	(14,653)	(14,539)
Maintenance and repairs	(3,379)	(4,208)	(11,997)	(12,009)
Management fees	(2,250)	(2,250)	(6,750)	(6,750)
Total expenses	(35,823)	(42,271)	(115,461)	(128,761)
Other income (expenses):
Other income	6	12	215	845
Interest expense	(16,857)	(10,791)	(48,027)	(27,284)
Total other expenses	(16,851)	(10,779)	(47,812)	(26,439)
Net loss	$(2,331)	$(2,413)	$(11,333)	$(2,188)

Modified Cash NOI (1)	$33,432	$33,589	$100,654	$132,803
Interest Coverage Ratio (2)			2.3x	4.1x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 5, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement. The Interest Coverage Ratio for the period ended September 30, 2023 represents actual trailing four-quarter Modified Cash NOI divided by actual trailing four-quarter Facility Interest Expense. The Interest Coverage Ratio for the period ended September 30, 2022 represents actual Modified Cash NOI for the period divided by actual Facility Interest Expense for the period.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Three Months Ended September 30, 2023:
All Property Types (2)	691,476	$44.46	42.22	(5.0)%	$42.69	(4.0)%
Malls, Lifestyle Centers & Outlet Centers	639,399	46.17	43.59	(5.6)%	44.04	(4.6)%
New leases	31,030	54.53	65.41	20.0%	69.18	26.9%
Renewal leases	608,369	45.74	42.48	(7.1)%	42.76	(6.5)%

Nine Months Ended September 30, 2023:
All Property Types (2)	1,839,287	$38.72	38.55	(0.4)%	$39.17	1.2%
Malls, Lifestyle Centers & Outlet Centers	1,680,123	40.22	39.59	(1.6)%	40.21	(0.0)%
New leases	113,444	41.18	48.99	19.0%	51.71	25.6%
Renewal leases	1,566,679	40.15	38.91	(3.1)%	39.37	(1.9)%

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended September 30, 2023:
Operating portfolio:			As of September 30,	As of September 30,
New leases	749,615		2023	2022
Renewal leases	194,589	Same-center Malls, Lifestyle & Outlet Centers	$30.14	$29.55
Development portfolio:		Total Malls	30.47	30.11
New leases	25,151	Total Lifestyle Centers	30.07	28.49
Renewal leases	—	Total Outlet Centers	27.79	26.45
Total leased	969,355	Total Malls, Lifestyle & Outlet Centers	30.14	29.55
		Open-Air Centers	15.14	15.15
Nine Months Ended September 30, 2023:		Other	18.76	19.18
Operating portfolio:
New leases	1,324,809
Renewal leases	1,769,116
Development portfolio:
New leases	25,151
Renewal leases	—
Total leased	3,119,076
(1)
Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(3)
Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2023, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Nine Months Ended September 30, 2023 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2023:
New	63	174,578	6.37	$39.45	$41.59	$32.92	$6.53	19.8%	$8.67	26.3%
Renewal	558	1,815,663	2.62	35.07	35.40	35.41	(0.34)	(1.0)%	(0.01)	(0.0)%
Commencement 2023 Total	621	1,990,241	3.00	35.45	35.95	35.19	0.26	0.7%	0.76	2.2%

Commencement 2024:
New	10	25,975	8.94	60.78	65.01	50.20	10.58	21.1%	14.81	29.5%
Renewal	122	327,276	2.95	48.29	48.69	50.20	(1.91)	(3.8)%	(1.51)	(3.0)%
Commencement 2024 Total	132	353,251	3.40	49.20	49.89	50.20	(1.00)	(2.0)%	(0.31)	(0.6)%

Total 2023/2024	753	2,343,492	3.07	$37.53	$38.05	$37.45	$0.08	0.2%	$0.60	1.6%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Victoria's Secret & Co.	49	400,863	2.70%
2	Signet Jewelers Ltd. (2)	108	164,271	2.67%
3	Foot Locker, Inc.	73	357,594	2.60%
4	Dick's Sporting Goods, Inc. (3)	25	1,462,150	2.29%
5	American Eagle Outfitters, Inc.	63	382,073	2.09%
6	Bath & Body Works, Inc.	58	236,088	1.96%
7	Finish Line, Inc.	37	205,518	1.59%
8	Genesco Inc. (4)	77	153,601	1.58%
9	The Buckle, Inc.	36	186,133	1.23%
10	Luxottica Group S.P.A. (5)	79	178,795	1.21%
11	The Gap, Inc.	44	537,209	1.18%
12	Cinemark Corp.	9	467,190	1.18%
13	Hot Topic, Inc.	98	242,968	1.01%
14	Shoe Show, Inc.	29	379,954	0.97%
15	Express Fashions	30	246,437	0.92%
16	Spencer Spirit Holdings, Inc.	48	112,483	0.91%
17	The TJX Companies, Inc. (6)	18	520,475	0.89%
18	Claire's Stores, Inc.	69	86,502	0.87%
19	H & M Hennes & Mauritz AB	38	803,797	0.87%
20	Barnes & Noble, Inc.	16	457,337	0.83%
21	Scheels All Sports, Inc.	2	223,136	0.76%
22	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.75%
23	The Children's Place, Inc.	34	147,763	0.73%
24	Abercrombie & Fitch, Co.	28	189,942	0.71%
25	Focus Brands LLC (7)	66	47,785	0.71%
		1,157	8,428,025	33.21%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream.
(4)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(5)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(6)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx, HomeSense.
(7)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Capital Expenditures

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Tenant allowances (1)	$6,616	$5,639	$13,265	$12,679
Maintenance capital expenditures: (2)
Parking lot and parking lot lighting	1,604	1,702	2,800	3,215
Roof replacements	1,396	149	2,821	275
Other capital expenditures	4,014	2,761	10,003	6,858
Total maintenance capital expenditures	7,014	4,612	15,624	10,348
Total capital expenditures	$13,630	$10,251	$28,889	$23,027

(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Developments Completed at September 30, 2023

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2023 Cost	Opening Date	Initial Unleveraged Yield
Mall Expansion:
Sunrise Mall - Bubba's 33	Brownsville, TX	100%	7,575	$1,049	$1,393	$1,193	Q3 '23	18.0%

Redevelopments:
Kirkwood Mall - Five Below	Bismarck, ND	100%	19,478	2,323	1,694	1,692	Q3 '23	16.3%
The Terrace - Nordstrom Rack (former Staples)	Chattanooga, TN	92%	24,155	2,513	1,750	127	Q2 '23	13.0%
York Town Center - Burlington (former Bed Bath & Beyond)	York, PA	50%	28,000	1,247	1,268	281	Q1 '23	18.5%
			71,633	6,083	4,712	2,100

Total Properties Completed			79,208	$7,132	$6,105	$3,293
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.

Properties Under Development at September 30, 2023

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2023 Cost	Expected Opening Date	Initial Unleveraged Yield
Open-Air Center:
Fremaux Town Center - Marshall's	Slidell, LA	65%	22,132	$2,356	$1,452	$1,389	Winter '23	10.5%

Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	15,435	2,350	1,177	Spring '24	11.0%

Redevelopments:
Hamilton Place - Crunch Fitness	Chattanooga, TN	100%	36,640	2,648	1,012	994	Winter '24	23.3%

Total Properties Under Development			141,793	$20,439	$4,814	$3,560
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Sears sold to third party developer for redevelopment. Conn's opened on lower level (summer 2023). Under negotiation with entertainment use for remainder.
Brookfield Square	Brookfield, WI	Redeveloped in 2019 with Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's, convention center/hotel.	Sold to third party for future office use.
CherryVale Mall	Rockford, IL	Redeveloped with Tilt in 2020.	Gallery Furniture opened 2021.
Coastal Grand Mall	Myrtle Beach, SC	Owned by Sears. Under negotiation with sporting goods retailer for lower level.
CoolSprings Galleria	Nashville, TN	Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC

Sale of parcel to Rooms to Go. New store opened December 2021. Longhorn Steakhouse opened. Pad sale to Main Event completed in August 2022. Opening in 2023. Construction underway on new Bahama Breeze for opening in late 2023. Razoo's lease executed.

Dakota Square Mall	Minot, ND	Sold to Scheel's and new expanded store opened in fall 2022.	Ross Dress For Less opened. Five Below opened in fall 2022.
East Towne Mall	Madison, WI	Owned by Sears.	Owned by third party.
Eastland Mall	Bloomington, IL	Closed.	Closed.
Fayette Mall	Lexington, KY	Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Whole Foods sub-leases a third of the box from Sears. Sears closed in Q2 2023 and ground lease terminated for future redevelopment.
Frontier Mall	Cheyenne, WY	Owned by third party. Jax Outdoor Gear purchased location and opened November 2019.
Governor's Square	Clarksville, TN	50/50 joint venture property. Under negotiation/LOIs with tenants.
Hamilton Place	Chattanooga, TN	Redevelopment with Cheesecake Factory (December 2019), Dick's Sporting Goods and Dave & Busters (March 2020). Malone's (opening TBD). Aloft hotel opened June 2021.
Hanes Mall	Winston-Salem, NC	Owned by third party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Harford Mall	Bel Air, MD	Sold to third party developer. New grocer under construction.
Imperial Valley Mall	El Centro, CA	Seritage sold to third party for future redevelopment.
Jefferson Mall	Louisville, KY	Currently occupied by Overstock. PSA executed for sale to wholesale club.
Kentucky Oaks Mall	Paducah, KY	Owned by Seritage. Redeveloped with Burlington and Ross Dress for Less.	50/50 joint venture asset. HomeGoods and Five Below opened November 2019.
Kirkwood Mall	Bismarck, ND		Tilt opened August 2023 in former anchor. New Chick-fil-A, Five Guys, Thrifty White Pharmacy, Blaze Pizza and Panchero's Restaurant opened in parking lot in 2022.
Laurel Park Place	Livonia, MI		Dunham's Sports opened November 2019.
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX	Owned by Sears.
Mayfaire Town Center	Wilmington, NC

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Meridian Mall	Lansing, MI		High Caliber Karts opened fall 2019. Activey leasing women's store and pursuing non-retail use.
Mid Rivers Mall	St. Peters, MO	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Building purchased by third party for non-retail development. CBL is a 50% partner.
Northpark Mall	Joplin, MO	Building owned by Sears.
Northwoods Mall	North Charleston, SC	Owned by third party. Partially redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Actively leasing.
Parkdale Mall	Beaumont, TX	Owned by Sears
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Location purchased from Sears by third party. Conn's opened. Executed lease with Murdoch's Farm & Ranch.
Richland Mall	Waco, TX	Dillard's opened Q2 2020.
South County Center	St. Louis, MO	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Southpark Mall	Colonial Heights, VA	Under negotiation with non-retail uses.
St. Clair Square	Fairview Heights, IL	Building owned by Sears on ground lease.
Stroud Mall	Stroudsburg, PA	EFO Furniture Outlet Opened February 2020.	Shoprite opened October 2019.
Sunrise Mall	Brownsville, TX	Sears sold to third party developer. TruFit and Main Event opened.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Turtle Creek Mall	Hattiesburg, MS	Owned by Sears.
Valley View Mall	Roanoke, VA	Owned by Sears. Under negotiation with sporting goods tenant.
Volusia Mall	Daytona Beach, FL	Owned by Third Party. Construction pending on multi-family project.
West County Center	St. Louis, MO
West Towne Mall	Madison, WI	Owned by third party. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby opened June 2021. Portillo's restaurant opened fall 2022.	Von Maur opened October 2022.
Westmoreland Mall	Greensburg, PA	Building owned by Transformco on ground lease. Under negotiation with Sporting Goods tenant.	Stadium Casino opened November 2020.
York Galleria	York, PA	Hollywood Casino opened August 2021.	Extra Space Storage purchased store and opened.